Exhibit 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS SOLID 4Q PROFIT; RESULTS IMPACTED BY

NEW LABOR AGREEMENT COSTS

New UAW 4-Year Contract Hailed as Solid Investment in the Future

WARRENVILLE, Ill. (Dec. 22) – Navistar International Corporation (NYSE: NAV) today reported profitable results for the fourth quarter ended Oct. 31, 2010, propelled by the improved performance of its core business and military sales. Results included costs related to the ratification of the new UAW contract, which provides the company the ability to ensure a competitive cost structure across its production platforms and clears the way for future bottom-line improvements.

“The North American truck market has been depressed for three years now and the company has been able to provide good profits while investing in the future growth,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “The company is well positioned to take advantage of the growing North American market as well as expanding globally.”

“Going forward, we anticipate investments in our global operations will deliver profits by fiscal 2011 and provide solid returns to our bottom line in 2012 and 2013,” said Ustian. The company has invested more than $55 million in global expansion in 2010.

Net income attributable to Navistar International Corporation for the fourth quarter ended Oct. 31, 2010, totaled $39 million, equal to $0.54 of diluted earnings per share, which includes $10 million, equal to $0.14 diluted earnings per share from separation and layoff costs related to the new, four-year contract agreement with the UAW. Net income for the fourth quarter a year ago was $86 million, equal to $1.19 of diluted net income per share. Revenues for the fourth quarter totaled $3.37 billion, compared with $3.29 billion in the year-ago fourth quarter.

Fourth-quarter results were in line with the company’s earlier projection that it would deliver more than 17,000 2010-emission compliant vehicles in the United States and Canada. In addition, in the past month, the company also won new delivery orders for 250 International® MaxxPro® Mine Resistant Ambush Protected (MRAP) Recovery vehicles and an additional 175 International® MaxxPro® Dash vehicles DXM™ independent suspension. Also the company submitted its 15-liter, 2010 MaxxForce® 15 engine for regulatory certification.

The company anticipates that total truck industry retail sales volume for Class 6-8 trucks and school buses in the United States and Canada for the year ending Oct. 31, 2011, will be in the range of 230,000 to 250,000 units.

Summary Financial Results:

	Fourth Quarter		Year EndA
	2010	2009	2010	2009
(Dollars in Millions, except per share data)
Sales & revenues, net	$3,372	$3,285	$12,145	$11,569
Segment Results:
Truck	86	5	424	147
Engine	(17)	103	51	253
Parts	77	124	266	436
Manufacturing segment profitB	146	232	741	836
Income before taxes and extraordinary gain	51	109	290	359
Net income attributable to Navistar International Corporation	39	86	223	320
Diluted earnings per share attributable to Navistar International Corporation	0.54	1.19	3.05	4.46

A.	The company revised its previously reported consolidated balance sheet as of Oct. 31, 2009 and consolidated statements of stockholders’ deficit for the years ended Oct. 31, 2009 and 2008 to reflect the correction of errors identified in those statements. The errors originated in periods prior to 2008 and the corrections are not considered material to any previously reported consolidated financial statements. The 2009 and 2008 impact of these errors, totaling $10 million, was recognized in the company’s results for 2010 as they were not material to our financial results for 2009 and 2008. The revisions did not impact the consolidated statements of cash flows for those periods.
B.	See SEC Regulation G for additional information.

For fiscal 2010, net income was $223 million, equal to $3.05 of diluted earnings per share, including the UAW separation and layoff costs of $10 million, equal to $0.14 of diluted earnings per share, compared with fiscal 2009 net income of $320 million, equal to $4.46 of diluted earnings per share, including the favorable effects from the settlement with Ford of $160 million, equal to $2.23 of diluted earnings per share.

Segment Results

Truck — For fiscal 2010, the truck segment realized a profit of $424 million, compared with a fiscal 2009 profit of $147 million. The increase was aided by improvements in commercial markets, in spite of 50-year industry lows, as well as materials and cost reduction from the company’s manufacturing strategy. Commercial units sold by the company’s traditional United States and Canada Class 6-8 truck and school bus businesses increased by 11 percent for fiscal 2010, compared with the respective prior year.

Engine — The engine segment reported a profit for fiscal 2010 of $51 million due to a 34 percent increase in South American engine shipments over fiscal 2009 and the increased ownership of the company’s Blue Diamond Parts operations. Results were offset by decreased volumes in North America associated with the expiration of the company’s contract with Ford and ongoing expenses associated with the launch of the company’s 2010-emission compliant engines. This is compared with segment profit of $253 million in fiscal 2009, which included a $160 million impact from the Ford settlement and other related charges as the company began to transition from its business with Ford.

Parts — Navistar’s commercial parts business grew 15 percent—reaching a new record level—along with the company’s increase in market share in the Class 6-8 truck and bus business. However, total segment profit was down in fiscal 2010 due to a large decline in military sales. For fiscal 2010, the parts segment reported a profit of $266 million compared with a year-ago profit of $436 million. The parts segment continues to deliver solid profits due to increased volumes in North America, partially offsetting the impact of declines in U.S. military sales. Military sales were reduced by $489 million in 2010 versus the prior year due to the completion of MRAP fielding orders in late 2009. The company anticipates sales will improve in 2011 as sustainment orders are realized and Navistar begins to deliver on MRAP capability insertion programs.

Financial Services — The 2010 year-end results for the financial services segment have more than doubled to $95 million as the result of significant improvement in portfolio performance and reduction in borrowing costs. This compares to a segment profit of $40 million in fiscal 2009.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors of our Form 10-K for the fiscal year ended October 31, 2010, which was filed on December 22, 2010. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended October 31,		For Years Ended October 31,
	2010	2009	2010	2009
(in millions, except % change)
Sales of manufactured products, net	$3,316	$3,231	$11,926	$11,300
Finance revenues	56	54	219	269

Sales and revenues, net	3,372	$3,285	$12,145	$11,569

Costs of products sold	2,765	2,629	9,741	9,366
Restructuring charges	8	4	(15)	59
Impairment of property and equipment	—	31	—	31
Selling, general and administrative expenses	336	359	1,406	1,344
Engineering and product development costs	126	94	464	433
Interest expense	64	45	253	251
Other (income) expense, net	4	4	(44)	(228)

Total costs and expenses	3,303	3,166	11,805	11,256
Equity in (loss) income of non-consolidated affiliates	(18)	(10)	(50)	46

Income before income tax and extraordinary gain	51	109	290	359
Income tax expense	6	5	23	37

Income (loss) before extraordinary gain	45	104	267	322
Extraordinary gain, net of tax	—	—	—	23

Net income (loss)	45	104	267	345
Less: Net income attributable to non-controlling interest	6	18	44	25

Net income (loss) attributable to Navistar International Corporation	$39	$86	$223	$320

Basic earnings per share:
Income attributable to Navistar International Corporation before extraordinary gain	$0.55	$1.21	$3.11	$4.18
Extraordinary gain, net of tax	—	—	—	0.33

Net income attributable to Navistar International Corporation	$0.55	$1.21	$3.11	$4.51

Diluted earnings per share:
Income attributable to Navistar International Corporation before extraordinary gain	$0.54	$1.19	$3.05	$4.14
Extraordinary gain, net of tax	—	—	—	0.32

Net income attributable to Navistar International Corporation	$0.54	$1.19	$3.05	$4.46

Weighted average shares outstanding
Basic	72.2	71.1	71.7	71.0
Diluted	73.6	72.3	73.2	71.8

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	As of October 31,
	2010	2009
(in millions, except per share data)		(Revised)(A)
ASSETS
Current assets
Cash and cash equivalents	$585	$1,212
Marketable securities	586	—
Trade and other receivables, net	987	855
Finance receivables, net	1,770	1,706
Inventories	1,568	1,666
Deferred taxes, net	83	107
Other current assets	256	202

Total current assets	5,835	5,748
Restricted cash and cash equivalents	180	485
Trade and other receivables, net	44	26
Finance receivables, net	1,145	1,498
Investments in and advances to non-consolidated affiliates	103	62
Property and equipment, net	1,442	1,467
Goodwill	324	318
Intangible assets, net	262	264
Deferred taxes, net	63	57
Other noncurrent assets	332	103

Total assets	$9,730	$10,028

LIABILITIES, REDEEMABLE EQUITY SECURITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$632	$1,136
Accounts payable	1,827	1,872
Other current liabilities	1,130	1,177

Total current liabilities	3,589	4,185
Long-term debt	4,238	4,156
Postretirement benefits liabilities	2,097	2,595
Deferred taxes, net	142	142
Other noncurrent liabilities	588	624

Total liabilities	10,654	11,702
Redeemable equity securities	8	13
Stockholders’ deficit
Series D convertible junior preference stock	4	4
Common stock ($0.10 par value per share, 110.0 shares authorized, 75.4 shares issued at both dates)	7	7
Additional paid in capital	2,206	2,181
Accumulated deficit	(1,878)	(2,101)
Accumulated other comprehensive loss	(1,196)	(1,690)
Common stock held in treasury, at cost (3.6 and 4.7 shares, at the respective dates)	(124)	(149)

Total stockholders’ deficit attributable to Navistar International Corp	(981)	(1,748)
Stockholders’ equity attributable to non-controlling interest	49	61

Total stockholders’ deficit	(932)	(1,687)

Total liabilities, redeemable equity securities, and stockholders’ deficit	$9,730	$10,028

(A)	Revised; See Note 1, Summary of significant accounting policies of our 2010 audited financial statements.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	For Years Ended October 31,
	2010	2009
(in millions)
Cash flows from operating activities
Net income	$267	$345
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	265	288
Depreciation of equipment leased to others	51	56
Deferred taxes	17	(18)
Impairment of property and equipment, goodwill, and intangible assets	—	41
Amortization of debt issuance costs	38	16
Stock-based compensation	24	16
Provision for doubtful accounts	29	50
Equity in loss/income of affiliated companies, net of dividends	55	13
Other non-cash operating activities	61	54
Changes in operating assets and liabilities, exclusive of the effects of businesses acquired and disposed:
Trade and other receivables	(136)	197
Finance receivables	546	391
Inventories	122	135
Accounts payable	(72)	(204)
Other assets and liabilities	(160)	(142)

Net cash provided by operating activities	1,107	1,238

Cash flows from investing activities
Purchases of marketable securities	(1,876)	(382)
Sales or maturities of marketable securities	1,290	384
Net change in restricted cash and cash equivalents	515	71
Capital expenditures	(234)	(151)
Purchase of equipment leased to others	(45)	(46)
Proceeds from sales of property and equipment	23	6
Investments in and advances to non-consolidated affiliates	(97)	(44)
Proceeds from sales of affiliates	7	10
Business acquisitions, net of escrow received	(2)	(60)
Acquisition of intangibles	(15)	—
Other investing activities	—	—

Net cash used in investing activities	(434)	(212)

Cash flows from financing activities
Proceeds from issuance of securitized debt	1,460	349
Principal payments on securitized debt	(1,579)	(1,191)
Proceeds from issuance of non-securitized debt	687	1,868
Principal payments on non-securitized debt	(883)	(1,793)
Net increase (decrease) in notes and debt outstanding under revolving credit facilities	(866)	159
Principal payments under financing arrangements and capital lease obligations	(62)	(42)
Debt issuance costs	(35)	(40)
Stock repurchases	—	(29)
Call options and warrants, net	—	(38)
Proceeds from exercise of stock options	35	13
Dividends paid to non-controlling interest	(57)	(20)

Net cash used in financing activities	(1,300)	(764)

Effect of exchange rate changes on cash and cash equivalents	—	9

Increase (decrease) in cash and cash equivalents	(627)	271
Increase in cash and cash equivalents upon consolidation of Blue Diamond Parts and Blue Diamond Truck	—	80
Cash and cash equivalents at beginning of the year	1,212	861

Cash and cash equivalents at end of the year	$585	$1,212

Navistar International Corporation and Subsidiaries

Segment Reporting

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation, excluding income taxes. Selected financial information is as follows:

	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
(in millions)
October 31, 2010
External sales and revenues, net	$8,205	$2,031	$1,690	$219	$—	$12,145
Intersegment sales and revenues	2	955	195	90	(1,242)	—

Total sales and revenues, net	$8,207	$2,986	$1,885	$309	$(1,242)	$12,145

Depreciation and amortization	$160	$106	$7	$28	$15	$316
Interest expense	—	—	—	113	140	253
Equity in (loss) income of non-consolidated affiliates	(51)	(2)	3	—	—	(50)
Net income attributable to NIC	424	51	266	95	(613)	223
Income tax expense	—	—	—	—	23	23

Segment profit (loss)	$424	$51	$266	$95	$(590)	$246

Segment assets	2,457	1,715	811	3,497	1,250	9,730
Capital expenditures(B)	82	116	8	2	26	234

October 31, 2009
External sales and revenues, net	$7,294	$2,031	$1,975	$269	$—	$11,569
Intersegment sales and revenues	3	659	198	79	(939)	—

Total sales and revenues, net	$7,297	$2,690	$2,173	$348	$(939)	$11,569

Depreciation and amortization	$178	$118	$7	$25	$16	$344
Interest expense	—	—	—	161	90	251
Equity in (loss) income of non-consolidated affiliates	(5)	45	6	—	—	46
Net income attributable to NIC	147	253	436	40	(556)	320
Income tax expense	—	—	—	—	37	37

Segment profit (loss)	$147	$253	$436	$40	$(519)	$357

Segment assets	2,660	1,517	664	4,136	1,051	10,028
Capital expenditures(B)	65	56	13	3	14	151

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $270 million, and $304 million for 2010 and 2009, respectively.
(B)	Exclusive of purchases of equipment leased to others.

SEC Regulation G

The financial measures presented below are unaudited and non-GAAP. The measures are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

	2010 4Q	2009 4Q	Fiscal 2010	Fiscal 2009
	As Reported With Impacts	As Reported With Impacts	As Reported With Impacts	As Reported With Impacts
Sales and revenues, net ($billions)	$3.4	$3.3	$12.1	$11.6
Manufacturing segment profit ($millions)	146	232	741	836
Below the line items	(101)	(141)	(495)	(479)
Income excluding income tax	45	91	246	357
Income tax expense	(6)	(5)	(23)	(37)
Net Income (loss) attributable to Navistar International Corporation	39	86	223	320
Diluted earnings (loss) per share ($s) attributable to Navistar International Corporation	0.54	1.19	3.05	4.46
Weighted average shares outstanding: diluted (millions)	73.6	72.3	73.2	71.8